Exhibit 10.2

BROAD STREET REALTY, INC.

2020 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD OF STOCK UNITS
NOTICE

Broad Street Realty, Inc., a Delaware corporation (the “Company”), hereby grants a Performance Award of Stock Units (“Stock Units”) pursuant to the Company’s 2020 Equity Incentive Plan (as amended from time to time, the “Plan”) to the Grantee named below, subject to the vesting and other terms set forth in this notice (the “Notice”), the attached Performance Award of Stock Units Agreement (the “Agreement”) and the Plan. Capitalized terms used but not defined herein or in the Agreement shall have the meanings given them in the Plan.

Name of Grantee:

“Target” Number of Stock Units:                    (the “Target Award”)*

Grant Date:

*The actual number of Stock Units earned may range from 50% to 300% of the Target Award, depending on the level of achievement of the performance criteria set forth in Exhibit A.

Vesting Schedule:  Subject to your continued Service (except as otherwise provided herein) through the last date of the Initial Performance Period (as defined below), and other limitations set forth in this Notice, the Agreement and the Plan, the Stock Units shall vest based on the level of achievement of the performance criteria set forth in Exhibit A over an initial performance period commencing on January 1, 2021, and ending on the earlier of (a) December 31, 2024, and (b) the date a Change in Control occurs (the “Initial Performance Period”).

Additionally, if a Change in Control does not occur on or before December 31, 2024 and the Stock Units are earned at less than the “Outperform” level (as set forth in the table in Exhibit A) during the Initial Performance Period, you will remain eligible to vest in any Stock Units that did not vest during the Initial Performance Period based on the level of achievement of the performance criteria set forth in Exhibit A over the performance period commencing on January 1, 2021, and ending on the earlier of (a) December 31, 2025, and (b) the date a Change in Control (the “Catch-Up Performance Period”), subject to your continued Service (except as otherwise provided herein) through the last date of the Catch-Up Performance Period (as defined below), and other limitations set forth in this Notice, the Agreement and the Plan.  Each of the Initial Performance Period and the Catch-Up Performance Period are referred to in the Agreement as a “Performance Period” and together they are referred to as the “Performance Periods”).

The methodology for determining performance during the Performance Periods and the number of Stock Units earned based on such performance is described in Exhibit A.

By your signature below, you agree to all of the terms and conditions described herein, in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan.

Grantee:		Date:
(Signature)

Company:		Date:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

BROAD STREET REALTY, INC.

2020 EQUITY INCENTIVE PLAN

PERFORMANCE AWARD OF STOCK UNITS
AGREEMENT

Stock Units

This Agreement evidences a Performance Award of Stock Units in the number set forth in the Notice, which Award is subject to the vesting and other conditions set forth herein, in the Plan and in the Notice (the “Stock Units”).

Nature of Stock Units and Restrictions on Transfer

The Stock Units are notional units (not actual Shares) that represent the value of (and, to the extent the Stock Units vest, an unfunded and unsecured right to receive) an equal number of Shares, subject to the vesting and other terms of the Notice, this Agreement and the Plan.  The Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Stock Units be made subject to execution, attachment or similar process.

Vesting; Termination of Service

Your Stock Units will vest in accordance with the vesting terms set forth in the Notice and Exhibit A, subject to your continued Service (except as otherwise provided below) through the last day of the applicable Performance Period.

Notwithstanding the vesting schedule set forth in the Notice and Exhibit A or anything to the contrary contained in the Plan or any employment or other written agreement between the Company or any Affiliate and you, if, during a Performance Period, your Service is terminated by the Company without Cause (including a termination due to your Disability), by you for Good Reason, or due to your death, you shall vest in the following portion of your Stock Units on the date of termination: (i) if the termination occurs during the Initial Performance Period, you shall vest in 200% of the Target Award (with any remaining portion of the Stock Units being immediately forfeited and no Catch-Up Performance Period applying to the Stock Units) and (ii) if the termination occurs during the Catch-Up Performance Period and vesting during the Initial Performance Period was at less than 200% of the Target Award, you shall vest in a number of Stock Units which, when combined with the Stock Units that vested in the Initial Performance Period, equals 200% of the Target Award (with any remaining portion of the Stock Units being immediately forfeited).

Change in Control

Notwithstanding anything to the contrary in the Notice, this Agreement, the Plan or any employment or other written agreement between the Company or any Affiliate and you, if a Change in Control occurs during a Performance Period, subject to your continued Service through the date of the Change in Control, the Stock Units shall vest immediately prior to (and contingent upon) the Change in Control in the following amounts: (i) if the Change in Control occurs during the Initial Performance Period, you shall vest in the greater of (a) the Target Award and (b) the number of Stock Units that vest in accordance with Exhibit A based on the Implied Equity Market Capitalization (as such term is defined in Exhibit A) calculated as of the date of the Change in Control in accordance with Exhibit A (the “Change in Control Vesting Amount”) (with any remaining portion of the Stock Units being immediately forfeited and no Catch-Up Performance Period applying to the Stock Units) and (ii) if the Change in Control occurs during the Catch-Up Performance Period and the number of Stock Units that vested in the Initial Performance Period is less than the Change in Control Vesting Amount, you shall vest in a number of Stock Units which, when combined with the Stock Units that vested in the Initial Performance Period, equals the Change in Control Vesting Amount (with any remaining portion of the Stock Units being immediately forfeited).

Settlement of Stock Units

To the extent your Stock Units vest, the Company will issue to you one Share for each vested Stock Unit.  The issuance of Shares underlying any Stock Units that vest shall be made within two and one-half months after the last day of the Performance Period (or, if for any reason the Stock Units vest before the last day of the Performance Period, within two and one-half months after the date the Stock Units vest).

Evidence of Issuance

The issuance of the Shares pursuant to the Stock Units Award evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Share certificates.  You will have no further rights with regard to a Stock Unit once the Share related to such Stock Unit has been issued.

Forfeiture of Unvested Stock Units

Except as expressly provided otherwise in this Agreement, the Plan, or an employment or any other written agreement between the Company or any Affiliate and you, you will automatically forfeit to the Company all of the unvested Stock Units in the event you are no longer providing Service for any reason.

Withholding Taxes

You agree as a condition of this grant that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the vesting or receipt of the Stock Units within a reasonable period of time, or you shall forfeit the Shares.  In the event that the Company or any Affiliate determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting or receipt of Shares arising from this grant, the Company or any Affiliate shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate (including withholding the delivery of vested Shares otherwise deliverable under this Agreement).

No Right to Continued Service

This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or any Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or any Affiliate and you, the Company or any Affiliate reserves the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, do not have any of the rights of a stockholder with respect to any vested or unvested Stock Units (other than with respect to the Dividend Equivalent Rights described below) until the Shares have been issued to you in a manner described above.

Your grant shall be subject to the terms of Section 18 of the Plan in the event of merger, liquidation, reorganization or other transaction described therein in the event the Company is subject to such corporate activity.

Dividend Equivalent Rights

You shall be entitled to Dividend Equivalent Rights with respect to your Stock Units, as described herein.  If the Company declares a normal cash dividend on its Shares and the record date of such dividend is prior to the earlier of the date your Stock Units are settled in full or terminate, you will receive a dividend equivalent credit equal to such normal cash dividend for each outstanding Stock Unit.  Any such Dividend Equivalent Right credits shall be accumulated (without interest) and shall be subject to the same terms and conditions as are applicable to the Stock Units to which the Dividend Equivalent Right relates, including, without limitation, the restrictions on transfer, forfeiture, vesting and payment provisions contained in this Agreement.  For avoidance of doubt, any accumulated dividend equivalents shall be paid in cash only if the Stock Units to which they relate become vested and only when Shares are issued in respect of such vested Stock Units.

Clawback	If the Company adopts a “clawback” or recoupment policy, this Award will be subject thereto to the extent so provided under the terms of such policy.

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference.

Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

The Notice, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement between you and the Company or any Affiliate shall supersede this Agreement with respect to its subject matter, except as set forth above under “Change in Control” and provided that if a written employment, consulting or severance agreement provides for vesting of equity awards, the provisions above under “Vesting; Termination of Service” in this Agreement shall control if they provide greater vesting entitlements than is provided under such other agreement.  Any other prior agreements, commitments or negotiations concerning this Award are superseded.

Data Privacy

In order to administer the Plan, the Company may process personal data about you.  Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A

It is intended that this Award shall be exempt from Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(4) (short-term deferrals) or, if the Award is determined not to be so exempt, to comply with Code Section 409A, and the Notice, this Agreement and the Plan shall be interpreted accordingly.  To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Code Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax.  The nature of any such amendment shall be determined by the Company.  Notwithstanding anything to the contrary, neither the Company nor any Affiliate of the Company, or any employee, director, agent, advisor or representative thereof shall be liable for any taxes that may be incurred by you due to a violation of Code Section 409A.

By signing this Agreement, you agree to all of the terms and conditions described in the Notice, in this Agreement and in the Plan.

Exhibit A

The number of Stock Units that vest will be determined as follows (rounding to the nearest whole share, with .5 rounded up):

Performance Level	Implied Equity Market Capitalization	% of “Target Award” that Vests
Threshold	$118,000,000	50%
Target	$200,000,000	100%
Stretch	$300,000,000	200%
Outperform	$400,000,000	300%

*The “Target Award” is the “Target” number of Stock Units awarded, as reflected in the Notice.

To the extent performance is between any two designated amounts, the percentage of the Target Award earned will be determined using a straight line linear interpolation between the two designated amounts.

Implied Equity Market Capitalization

For purposes of this Award, the Company’s Implied Equity Market Capitalization will be equal to (i) the sum of (a) the number of shares of common stock of the Company outstanding and (b) the number of Class A units of the Operating Partnership outstanding (not including Class A units held by the Company), in each case, as of the last day of the applicable Performance Period, multiplied by (ii) the value per Share at the end of the Performance Period.  For this purpose, the value per Share at the end of the Performance Period will be (y) if the Shares are listed on a Stock Exchange or readily tradable on a Securities Market, the average closing stock price over the last twenty (20) trading days ending on the last trading day during the Performance Period, or (z) if the Shares are not listed on a Stock Exchange or readily tradable on a Securities Market, as determined by the Committee in good faith.

“Catch-Up Provisions”

If the Company’s Implied Equity Market Capitalization is not achieved at the Outperform level in the Initial Performance Period (other than in the case where the Grantee’s Service terminates during the Initial Performance Period or the Initial Performance Period ends due to the occurrence of a Change in Control, in which case these Catch-Up Provisions shall not apply), the Company’s Implied Equity Market Capitalization will be measured again through the last day of the Catch-Up Performance Period.  For clarity, the portion (if any) of the Target Award earned based on performance during the Initial Performance Period shall vest and Shares relating to such vested Stock Units shall be issued following such Initial Performance Period pursuant to the terms of the Agreement without regard to whether these Catch-Up Provisions apply.

If these Catch-Up Provisions apply and the Company’s Implied Equity Market Capitalization at the end of the Catch-Up Performance Period exceeds the Company’s Implied Equity Market Capitalization at the end of the Initial Performance Period, an additional number of Stock Units will vest equal to the excess of the additional number of Stock Units that vest based on such higher Implied Equity Market Capitalization over the number of Stock Units that vested based on performance during the Initial Performance Period (each, a “Catch-Up Unit”), and one Share will be issued for each such vested Catch-Up Unit within two and one-half months following the end of the Catch-Up Performance Period (or, if for any reason the Catch-Up Units vest before the last day of the Catch-Up Performance Period, within two and one-half months after the date the Catch-Up Units vest).